Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 20, 2005 on the financial statements of the Group 1 Automotive, Inc. 401(k) Savings Plan’s (the Plan) included in this 2004 Annual Report on Form 11‑K of the Plan into Group 1 Automotive, Inc.’s Registration Statement on Form S‑8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.

/s/ Weinstein Spira & Company, P.C.
Weinstein Spira & Company, P.C.

Houston, Texas
June 24, 2005